Exhibit 5.1

Client: 04631-00060

May 11, 2017

AECOM

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

Re:	AECOM, Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to AECOM, a Delaware corporation (the “Company”), and certain of its subsidiaries and affiliates listed on Annex A hereto (the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the offering by the Company pursuant thereto of $1,000,000,000 aggregate principal amount of the Company’s 5.125% Senior Notes due 2027 (the “New Notes”)  in exchange for a like principal amount of the Company’s outstanding 5.125% Senior Notes due 2027 (the “Old Notes”).

The New Notes are to be issued pursuant to the Indenture, dated as of February 21, 2017 (the “Indenture”), among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), and are guaranteed pursuant to the terms of the Indenture (the “Guarantees”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Indenture, the Old Notes and the Guarantees related thereto and the forms of the New Notes and the Guarantees related thereto, and such other documents, corporate records, certificates of officers of the Company and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.  In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that:  (i) each of the Guarantors organized in a state other than the States of California, Colorado, Delaware and New York (each, an “Assumed Guarantor”) is validly existing under the laws of its jurisdiction of organization; (ii) each Assumed Guarantor has all requisite corporate or other entity power to execute, deliver and perform its obligations under the Indenture, including with respect to its Guarantee; (iii)  that the execution and delivery of the Indenture by each Assumed Guarantor and the performance of its obligations thereunder, including with respect to its Guarantee, have been duly authorized by all necessary corporate or other action; and

(iv) that the Indenture has been duly executed and delivered by each Assumed Guarantor.  As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.              When the New Notes are executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the Old Notes in the manner described in the Registration Statement, the New Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.              When the New Notes and the Guarantees thereof are duly executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes and the Guarantees thereof in the manner described in the Registration Statement, the Guarantee of each Guarantor of the New Notes will constitute a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the State of New York and the United States of America, (ii) for purposes of paragraph 2 above, the States of California and Colorado, and (iii) to the extent relevant for our opinions herein, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.  We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1 and 2 above.  We have further assumed without independent investigation that the operating agreement or limited partnership agreement of each of the Guarantors that is a Delaware limited liability company or Delaware limited partnership constitutes a legal, valid and binding obligation of each party thereto, enforceable against it in accordance with its terms; to the extent our opinions in paragraph 2 above are dependent on the interpretation of such agreement, it is based on the plain meaning of the provisions thereof in light of the Delaware Limited Liability Company Act or Delaware Revised Uniform Limited Partnership Act.  Without limitation, we do not express any opinion regarding any Delaware contract law.  This opinion is limited to the effect of the current state of the laws of the States of New York, California and Colorado, the United States of America and, to the limited extent set forth above, the laws of the State Delaware, and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.    The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the provisions of (a) Article XII of the Certificate of Incorporation of Tishman Construction Corporation, (b) Section 8 of the Certificate of Incorporation of URS Operating Services, Inc., (c) Section 7 of the Certificate of Incorporation of Rust Constructors Inc., and (d) Article XII of the Certificate of Incorporation of Tishman Construction Corporation of New York.

C.    We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indenture, the Guarantees or the certificates evidencing the global Notes (collectively, the “Specified Note Documents”) of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Specified Note Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any waiver of the right to jury trial or (vii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus contained therein.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP

ANNEX A

Guarantors

Guarantor	State of Formation
AECOM C&E, INC.	Delaware
AECOM GLOBAL II, LLC	Delaware
AECOM GOVERNMENT SERVICES, INC.	Delaware
AECOM INTERNATIONAL DEVELOPMENT, INC.	Delaware
AECOM NATIONAL SECURITY PROGRAMS, INC.	Virginia
AECOM SERVICES, INC.	California
AECOM SPECIAL MISSIONS SERVICES, INC.	Pennsylvania
AECOM TECHNICAL SERVICES, INC.	California
AECOM N&E TECHNICAL SERVICES LLC	Delaware
AECOM USA, INC.	New York
AMAN ENVIRONMENTAL CONSTRUCTION, INC.	California
B.P. BARBER & ASSOCIATES, INC.	South Carolina
CLEVELAND WRECKING COMPANY	Delaware
E.C. DRIVER & ASSOCIATES, INC.	Florida
EDAW, INC.	Delaware
EG&G DEFENSE MATERIALS, INC.	Utah
FORERUNNER CORPORATION	Colorado
LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.	Delaware
MCNEIL SECURITY, INC.	Virginia
MT HOLDING CORP.	Delaware
RUST CONSTRUCTORS INC.	Delaware
THE EARTH TECHNOLOGY CORPORATION (USA)	Delaware
TISHMAN CONSTRUCTION CORPORATION	Delaware
TISHMAN CONSTRUCTION CORPORATION OF NEW YORK	Delaware
URS ALASKA, LLC	Alaska
URS CONSTRUCTION SERVICES, INC.	Florida
URS CORPORATION	Nevada
AECOM GREAT LAKES, INC.	Michigan
URS CORPORATION-NEW YORK	New York
URS CORPORATION-NORTH CAROLINA	North Carolina
URS CORPORATION-OHIO	Ohio
URS CORPORATION SOUTHERN	California
AECOM E&C HOLDINGS, INC.	Delaware
AECOM ENERGY & CONSTRUCTION, INC.	Ohio
URS FEDERAL SERVICES, INC.	Delaware

URS FEDERAL SERVICES INTERNATIONAL, INC.	Delaware
URS FOX US LP	Delaware
URS FS COMMERCIAL OPERATIONS, INC.	Delaware
URS GLOBAL HOLDINGS, INC.	Nevada
URS GROUP, INC.	Delaware
URS HOLDINGS, INC.	Delaware
AECOM INTERNATIONAL, INC.	Delaware
AECOM INTERNATIONAL PROJECTS, INC.	Nevada
URS NUCLEAR LLC	Delaware
URS OPERATING SERVICES, INC.	Delaware
URS RESOURCES, LLC	Delaware
WASHINGTON DEMILITARIZATION COMPANY, LLC	Delaware
WASHINGTON GOVERNMENT ENVIRONMENTAL SERVICES COMPANY LLC	Delaware
WGI GLOBAL, INC.	Nevada